Exhibit 99.3

Retirement Properties, Inc.
YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE / MAIL 24 HOURS A DAY, 7 DAYS A WEEK
INTERNET			TELEPHONE			MAIL
https://www.proxyvotenow.com/crp			1-888-216-1330
• • •	Go to the website address listed above. Have your proxy card ready. Follow the simple instructions that appear on your computer screen.	OR	• • •	Use any touch-tone telephone. Have your proxy card ready. Follow the simple recorded instructions	OR	• • •	Mark, sign and date your proxy card. Detach your proxy card. Return your proxy card in the postage-paid envelope provided.
☐	IMPORTANT: READ REVERSE SIDE \/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE \/

Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒	Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEM:
1.    To consider and vote on a proposal to approve the merger of CNL Retirement Properties, Inc., or CRP, with and into Ocean Acquisition 1, Inc., a wholly-owned subsidiary of Health Care Property Investors, Inc., or HCP, pursuant to the Agreement and Plan of Merger, dated as of May 1, 2006, by and among CRP, HCP and Ocean Acquisition 1, Inc.

☐	FOR	☐	AGAINST	☐	ABSTAIN
						I plan to attend the Special Meeting of Stockholders.	☐
						To change your address, please mark this box and write new address on reverse side.	☐
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

S C A N L I N E
IMPORTANT: Please sign exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

	Date	Share Owner sign here	Co-Owner sign here

CNL RETIREMENT PROPERTIES, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 26, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This Proxy will be voted as directed. If no direction is given, it will be voted "FOR" the matters stated.

The signatory on the reverse side of this card, the "Stockholder," hereby appoints James M. Seneff, Jr., and Robert A. Bourne, and each of them, as proxies, with full power of substitution in each, to vote all shares of common stock of CNL Retirement Properties, Inc., the "Company," which the Stockholder is entitled to vote, at the Special Meeting of Stockholders of the Company to be held on September 26, 2006, at 1:00 p.m., local time, and any adjournment or postponement thereof. The signatory acknowledges receipt, prior to the execution of this proxy, of the proxy statement/prospectus relating to the Special Meeting of Stockholders and the Notice of Special Meeting accompanying it. This proxy revokes all prior proxies given by the signatory.

(continued, and to be signed, on other side) CHANGE OF ADDRESS

CNL RETIREMENT PROPERTIES, INC. PO BOX 11337 NEW YORK, NY 10203-0337